EXHIBIT 10.3

EXECUTION COPY

$85,000,000

CASUAL MALE RETAIL GROUP, INC.

5% Convertible Senior Subordinated Notes due 2024

PURCHASE AGREEMENT

Dated November 12, 2003

-i-

TABLE OF CONTENTS

(Continued)

-ii-

TABLE OF CONTENTS

(Continued)

			Page
	8.5	Contribution Amounts	18
	8.6	Remedies Not Exclusive	18
	8.7	Survival of Provisions	18

9.	Effectiveness		19

10.	Termination		19

11.	Termination		19

12.	Counterparts		19

13.	Headings; Table of Contents		19

14.	Notices		19

15.	Successors		21

16.	Partial Unenforceability		21

17.	Governing Law		21

18.	Consent to Jurisdiction		21

19.	Entire Agreement		21

20.	Amendments		21

21.	Sophisticated Parties		21

SCHEDULE A			1

SCHEDULE A			1

EXHIBIT A – Form of Legal Opinion of Company Counsel			2

EXHIBIT B – Form of Lock-Up Agreement			1

-iii-

November 12, 2003

Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, California 94104

Ladies and Gentlemen:

Introduction. Casual Male Retail Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to you (“you,” or the “Initial Purchaser”), an aggregate of $85,000,000 principal amount of its 5% Convertible Senior Subordinated Notes due 2024, (the “Firm Securities”) to be issued pursuant to the provisions of an Indenture dated as of November 18, 2003 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”).

The Company also proposes to issue and sell to you not more than an additional $15,000,000 aggregate principal amount of its 5% Convertible Senior Subordinated Notes due 2024, (the “Additional Securities”), if and to the extent that you shall have determined to exercise the right to purchase such 5% Convertible Senior Subordinated Notes due 2024 granted to you in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.”

The Securities will be convertible into shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). The shares of Common Stock into which the Securities are convertible are hereinafter referred to as the “Underlying Securities.”

The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), only to qualified institutional buyers as defined in Rule 144A under the Securities Act (“QIBs”) in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

The Initial Purchaser and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the date hereof between the Company and the Initial Purchaser (the “Registration Rights Agreement”).

In connection with the sale of the Securities, the Company has prepared a preliminary offering circular (the “Preliminary Offering Circular”) and will prepare a final offering circular (the “Final Offering Circular” and, with the Preliminary Offering Circular, each an “Offering Circular”) including or incorporating by reference a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the Company. As used herein, the term “Offering Circular” shall include in each case the documents incorporated by reference therein. All references in this Purchase Agreement (this “Agreement”) to amendments of or supplements to an Offering Circular shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is or is deemed to be incorporated by reference in the Offering Circular.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Initial Purchaser that:

1.1 Contents of Offering Circulars. (i) The Preliminary Offering Circular (other than the documents incorporated by reference) did not, as of its date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the Final Offering Circular (other than the documents incorporated by reference) did not, as of its date contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Offering Circular based solely upon information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser for use therein.

1.2 Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in either Offering Circular, at the time they were filed with the Securities and Exchange Commission (the “Commission”), conformed, in all material respects, with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and did not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and any further documents so filed or incorporated by reference in the Final Offering Circular, when such documents are filed with the Commission, will conform to the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

1.3 Due Incorporation. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Offering Circular and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

1.4 Subsidiaries. Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Offering Circular and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except the shares of capital stock of each subsidiary of the Company, which are pledged to Fleet Retail Finance, Inc. under the Company’s existing credit facility.

1.5 Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and or similar laws affecting creditors’ rights and remedies generally, and subject as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except as rights to indemnification hereunder may be limited under applicable law.

1.6 Indenture. The Indenture has been duly authorized by the Company, and when executed and delivered by the Company (assuming the authorization, execution and delivery by the Trustee), will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)..

1.7 Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, and when executed and delivered by the Company (assuming the authorization, execution and delivery by the Initial Purchaser) will constitute a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

1.8 Description of Capital Stock. The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Final Offering Circular.

1.9 Authorized Stock. All of the issued shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

1.10 Validly Issued Securities. The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be entitled to the benefits provided by the Indenture under which they are to be issued; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Final Offering Circular.

1.11 Underlying Securities. The Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

1.12 No Conflict. Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities and the consummation of the transactions herein and therein contemplated will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and the Underlying Securities (and by federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement) or that have been obtained.

1.13 No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Offering Circular.

1.14 Legal Proceedings; Exhibits. There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Offering Circular and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Final Offering Circular.

1.15 Not an Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Offering Circular, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

1.16 Compliance with Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

1.17 No Environmental Costs. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

1.18 Cuban Business Statute. The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

1.19 Absence of Material Charges. Subsequent to the date as of which information is given in the Final Offering Circular: (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Final Offering Circular.

1.20 Good Title to Properties. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Final Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

1.21 Descriptions in Offering Circular. The statements in each Offering Circular under the captions “Description of Notes,” “Description of Capital Stock,” “Certain United States Federal Income Tax Considerations,” “Related Party Transactions,” “Plan of Distribution” and “Transfer Restrictions” and in “Item 3 - Legal Proceedings” of the Company’s most recent annual report on Form 10-K, in “Part 2, Item I - Legal Proceedings” of any quarterly report on Form 10-Q and in “Item 5 - Other Events” of any current report on Form 8-K included or incorporated by reference in the Final Offering Circular, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, are accurate and fairly summarize in all material respects the matters referred to therein.

1.22 Securities of Different Class. When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

1.23 Exchange Act Reporting Company. The Company is subject to Section 13 or 15(d) of the Exchange Act.

1.24 No Integration, General Solicitation or General Advertising. Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company, nor any person acting on its or their behalf, has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

1.25 No Registration of the Securities or Qualification of the Indenture. Assuming the accuracy of the representations of the Initial Purchaser contained in Section 6 hereof and its compliance with the agreements set forth herein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement and the Offering Circular to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

1.26 No Violation of Section 7 of the Exchange Act. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

1.27 No Price Stabilization or Manipulation. Prior to the date hereof, neither the Company nor, to the best knowledge of the Company, any of its Affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

1.28 Independent Public Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

1.29 No Registration Rights. Except as set forth in the Offering Circular, there are no contracts, agreements or understandings between the Company and any person granting such person the right to include securities held by such person in any registration statement required under the Registration Rights Agreement with respect to the Securities.

1.30 Intellectual Property Rights. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company and its subsidiaries, taken as a whole.

1.31 No Labor Disputes. No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

1.32 Insurance. The Company and its subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

1.33 Governmental Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business the absence of which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

1.34 Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

1.35 Listing of Common Stock. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. is contemplating terminating such registration or listing.

1.36 Sarbanes Oxley Compliance. The Company is in substantial compliance with all presently applicable provisions of the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes Oxley Act upon the effectiveness of such provisions.

2. Purchase and Sale Agreements.

2.1 Firm Securities. The Company hereby agrees to sell to the Initial Purchaser, and the Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the principal amount of Firm Securities set forth in Schedule A hereto opposite its name at a purchase price of 96.5% of the principal amount thereof (the “Purchase Price”).

2.2 Additional Securities. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchaser the Additional Securities, and the Initial Purchaser shall have a right to purchase, up to $15,000,000 principal amount of Additional Securities at the Purchase Price. If you, elect to exercise such option, you shall so notify the Company in writing not later than thirteen (13) days after the date of this Agreement, which notice shall specify the principal amount of Additional Securities to be purchased by you and the date on which such Securities are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor ten business days after the date of such notice.

2.3 Market Standoff Provision. The Company hereby agrees that, without the prior written consent of Thomas Weisel Partners, it will not, during the period ending 90 days after the date of the Final Offering Circular, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of options or warrants or the conversion of a security outstanding on the date hereof of which the Initial Purchaser has been advised in writing, (C) securities issued in connection with the rights offering of LP Innovations, Inc. in the manner contemplated by the registration statement on Form S-1/A as filed by LP Innovations, Inc. on November 12, 2003 or (D) the issuance of shares of Common Stock and options to purchase Common Stock pursuant to the Company’s stock option plans and employee stock purchase plans existing on the date of this Agreement.

2.4 Terms of Offering. You have advised the Company that the Initial Purchaser proposes to offer privately pursuant to Rule 144A under the Securities Act the Securities purchased hereunder on the terms to be set forth in the Final Offering Circular as soon after this Agreement is entered into as in your judgment is advisable.

3. Payment and Delivery.

The Securities to be purchased by the Initial Purchaser hereunder will be represented by one or more definitive global securities in book-entry form, which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the Purchase Price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to the Initial Purchaser at least forty-eight (48) hours in advance, by causing DTC to credit the Securities to the account of Thomas Weisel Partners at DTC. The time and date of such delivery and payment for the Firm Securities shall be 10:00 a.m., New York City time, on November 18, 2003, or at such other time on the same or such other date, not later than November 18, 2003, as shall be designated in writing by you (the “Closing Date”). The time and date of such delivery and payment for the Additional Securities shall be 10:00 a.m., New York City time, on the date specified in the notice described in Section 2.2, or at such other time on the same or such other date, not later than ten (10) business days after the date the option to purchase the Additional Securities is exercised, as shall be designated in writing by you (the “Option Closing Date”). The Company will cause the certificates representing the Securities to be made available to Thomas Weisel Partners for checking at least twenty-four (24) hours prior to the Closing Date or the Option Closing Date, as the case may be, at the office of DTC or its designated custodian (the “Designated Office”).

The documents to be delivered at the Closing Date or the Option Closing Date, as the case may be, by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross-receipt for the Securities and any additional documents requested by Initial Purchaser or counsel for the Initial Purchaser pursuant to Section 5.9 hereof, will be delivered at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 12 East 49th Street, 30th Floor, New York, NY 10017 (the “Closing Location”) at the Closing Date or the Option Closing Date, as the case may be. On the Closing Date or the Option Closing Date, as the case may be, the Securities will be delivered at the Designated Office. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be, at which meeting the final drafts of the documents to be delivered pursuant to this paragraph will be available for review by the parties hereto. For the purposes of this Section 3, “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

4. Covenants of the Company. In further consideration of the agreements of the Initial Purchaser herein contained, the Company covenants with the Initial Purchaser as follows:

4.1 Furnish Copies of Final Offering Circular. To furnish to you in New York City, without charge, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4.3 below, as many copies of the Final Offering Circular and any supplements and amendments thereto (including any documents incorporated or deemed incorporated by reference therein) as you may reasonably request.

4.2 Notification of Amendments or Supplements. Before amending or supplementing either Offering Circular, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

4.3 Preparing Amendments or Supplements. If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchaser, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Circular in order to make the statements therein, in the light of the circumstances when the Final Offering Circular is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchaser, it is necessary to amend or supplement the Final Offering Circular to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchaser either amendments or supplements to the Final Offering Circular so that the statements in the Final Offering Circular as so amended or supplemented will not, in the light of the circumstances when the Final Offering Circular is delivered to a purchaser, be misleading or so that the Final Offering Circular, as amended or supplemented, will comply with applicable law.

4.4 Blue Sky Laws. To endeavor to qualify the Securities and the Underlying Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, that the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation or an a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

4.5 Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Final Offering Circular.

4.6 Subsequent Sales of Securities. Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

4.7 No Public Offering of Securities. Not to solicit any offer to buy or offer or sell the Securities or the Underlying Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

4.8 Additional Information. While any of the Securities or the Underlying Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

4.9 PORTAL. If requested by you, to use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

4.10 Resales by the Company and Affiliates. During the period of two years after the Closing Date or the Option Closing Date, if later, the Company will not, and will use its reasonable efforts to cause its affiliates (as defined in Rule 144 under the Securities Act) not to, resell any of the Securities or the Underlying Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

4.11 No Registration Under Section 8 of the Investment Company Act. Not to be or become, at any time prior to the expiration of three years after the Closing Date (or the Option Closing Date, if later), an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

4.12 Reservation of Underlying Securities. To reserve and keep available at all times, free of preemptive rights, the Underlying Securities for the purpose of enabling the Company to satisfy any obligations to issue the Underlying Securities upon conversion of the Securities.

4.13 Listing of Underlying Securities. To use its best efforts to list, subject to notice of issuance, the Underlying Securities on the Nasdaq National Market.

4.14 Sarbanes Oxley Compliance. To use its reasonable efforts to maintain such controls and other procedures, including, without limitation, those necessary to enable the Company’s Chief Executive Officer and Chief Financial Officer to make the certifications required by Sections 302 and 906 of the Sarbanes Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

4.15 Sales in the United States or to U.S. Persons. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Initial Purchaser), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act.

5. Conditions Precedent to Closing.

(a) Conditions to the Initial Purchaser’s Obligations. The obligations of the Initial Purchaser to purchase and pay for the Firm Securities on the Closing Date or Option Closing Date, as the case may be, are subject to the following conditions:

5.1 No Downgrading. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or Option Closing Date, as the case may be, (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company’s securities or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

5.2 No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or Option Closing Date, as the case may be, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Offering Circular (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Offering Circular.

5.3 Officer’s Certificate. The Initial Purchaser shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate of the Company, dated the Closing Date or the Option Closing Date, as the case may be, signed on behalf of the Company by the Company’s Chief Executive Officer and the Company’s Chief Financial Officer, to the effect that, and you shall be satisfied that:

(i) The only indentures, mortgages, deeds of trust, loan agreements, bonds, debentures, note agreements or other evidences of indebtedness to which the Company or any subsidiary is a party or by which any of them are bound are as set forth on Schedule B attached hereto (true, correct and complete copies of which have been delivered to counsel for the Initial Purchaser).

(ii) As of the date hereof and the Closing Date or the Option Closing Date, as the case may be, the Company is not in breach of, or default under, the provisions of the agreements and instruments referred to in paragraph (i) above, nor does any condition exist which, with the giving of notice or passage of time, would constitute such a default or breach, and the issuance by the Company of the Securities and their sale would not result in a breach of, or constitute a default under, the provisions of the agreements and instruments referred to in paragraph (i) above including, without limitation, with respect to the financial covenants in such agreements and instruments. The Company will attach as an exhibit to such certificate the computations demonstrating the compliance of such financial covenants. Such computations have been made in conformity with the provisions of such agreements and instruments, and the terms used in such agreements and instruments, and the terms used in such computations have the meanings assigned thereto in such agreements and instruments.

(iii) Attached as an exhibit to such certificate are copies of all waivers or amendments or consents in respect of the agreements referred to paragraph (i) above.

(iv) The conditions set forth in Section 5.2 and Section 5.10 of this Agreement shall have been satisfied.

5.4 Opinion of Company Counsel. The Initial Purchaser shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Arlene Feldman, General Counsel to the Company, substantially to the effect set forth as Exhibit A hereto, and an opinion of Kramer Levin Naftalis & Frankel LLP, substantially to the effect set forth as Exhibit B hereto. Such opinions shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein.

5.5 Opinion of Initial Purchaser’s Counsel. The Initial Purchaser shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Initial Purchaser, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to it.

5.6 Accountant’s Comfort Letter. The Initial Purchaser shall have received, on each of the date hereof and the Closing Date or Option Closing Date, as the case may be, a letter dated the date hereof or the Closing Date or Option Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Final Offering Circular; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

5.7 Lock-Up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and certain stockholders, officers and directors of the Company, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

5.8 PORTAL. The Securities have been designated for trading on PORTAL.

5.9 Additional Documents. On the Closing Date or Option Closing Date, as the case may be, the Initial Purchaser and counsel for the Initial Purchaser shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

5.10 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date or Option Closing Date, as the case may be, and the Company has complied with all of the agreements to be performed hereunder on or before the Closing Date or Option Closing Date, as the case may be.

The obligations of the Initial Purchaser to purchase Securities hereunder are subject to the satisfaction of each of the above conditions on or prior to the Closing Date or Option Closing Date, as the case may be, and to the delivery to you on the Closing Date or Option Closing Date, as the case may be, of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization, execution and authentication of the Securities and other matters related to the execution and authentication of the Securities.

(b) Conditions to the Obligations of the Company and the Initial Purchaser. On or prior to the Closing Date, the Indenture, when executed by the Company and the Trustee, will conform in all material respects to the “Description of Notes” section contained in the Final Offering Circular.

6. Offering of Securities; Restrictions on Transfer.

6.1 Institutional Accredited Investor. The Initial Purchaser represents and warrants that it is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

6.2 Offering of Securities. The Initial Purchaser agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be QIBs, that in purchasing such Securities are deemed to have represented and agreed as provided in the Final Offering Circular under the caption “Transfer Restrictions.”

With respect to offers and sales of the Securities inside the United States to “qualified institutional buyers” within the meaning of Rule 144A, as described in clause (ii) above, the Initial Purchaser hereby represents and agrees with the Company that prior to or contemporaneously with the purchase of the Securities, the Initial Purchaser will take reasonable steps to inform U.S. persons acquiring Securities from the Initial Purchaser that the Securities (A) are being sold to them in reliance on Rule 144A under the Securities Act, (B) have not been and, except as described in the Offering Memorandum, will not be registered under the Securities Act, and (C) may not be offered, sold or otherwise transferred except as described in the Offering Circular.

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Offering Circular and any amendments and supplements thereto, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Initial Purchaser, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchaser, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing this Agreement, the Indenture, the Blue Sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offer, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as contemplated by Section 4.4 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection with such qualification and in connection with the Blue Sky and legal investment memoranda; (v) any fees charged by securities rating services for rating the Securities; (vi) the cost of preparing, issuing and delivering the

Securities; (vii) the costs and charges of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) the costs and charges of any transfer agent, registrar or depositary; (ix) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system; (x) all costs and expenses incident to listing the Underlying Securities on the Nasdaq National Market; (xi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and the cost of any aircraft chartered in connection with the road show; and (xii) all other costs and expenses which have been approved by the Company incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 11 below, the Initial Purchaser will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

8. Indemnity and Contribution.

8.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Offering Circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein or any failure by the Initial Purchaser to deliver the Final Offering Circular, or any amendment or supplement thereto, to a purchaser of Securities in connection with the initial resale of the Securities by the Initial Purchaser.

8.2 Indemnification by the Initial Purchaser. The Initial Purchaser agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Offering Circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but only with reference to information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein or any failure by the Initial Purchaser to deliver the Final Offering Circular, or any amendment or supplement thereto, to a purchaser of Securities in connection with the initial resale of the Securities by the Initial Purchaser.

8.3 Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Initial Purchaser and such control persons of the Initial Purchaser, such firm shall be designated in writing by Thomas Weisel Partners. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

8.4 Contribution Agreement. To the extent the indemnification provided for in Section 8.1 or Section 8.2 hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Securities or (ii) if the allocation provided by Section 8.4(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8.4(i) above but also the relative fault of the Company on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchaser, in each case as set forth in the Final Offering Circular, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

8.5 Contribution Amounts. The Company and the Initial Purchaser agree that it would not be just or equitable if contribution pursuant to Section 8.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8.4 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.6 Remedies Not Exclusive. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

8.7 Survival of Provisions. The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser or any person controlling the Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York or California shall have been declared by either federal or New York or California state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, or (v) in the judgment of the Initial Purchaser, there shall have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, and (b) in the case of any of the events specified in Sections 10(a)(i)-10(a)(v), such event, individually or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Offering Circular.

11. Termination. If this Agreement shall be terminated by the Initial Purchaser because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Initial Purchaser in connection with this Agreement or the offering contemplated hereunder.

12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Headings; Table of Contents. The headings of the sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchaser:

Thomas Weisel Partners LLC

390 Park Avenue, 16th Floor

New York, New York 10022

Facsimile:   (212) 271-3747

Attention:  Alexander Chefetz

with a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Facsimile:   (650) 493-6811

Attention:  John A. Fore, Esq.

Michael A. Occhiolini, Esq.

and:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

12 East 49th Street, 30th Floor

New York, New York 10017

Facsimile:   (212) 999-5899

Attention:  Alexander D. Lynch, Esq.

If to the Company:

Casual Male Retail Group, Inc.

555 Turnpike Street

Canton, Massachusetts 02021

Facsimile:   (781) 444-8999

Attention:  General Counsel

with a copy to:

Kramer Levin Naftalis & Frankel LLP

919 Third Avenue

New York, New York 10022

Facsimile:   (212) 715-8000

Attention:  Peter Smith, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the officers and directors and controlling persons referred to in Section 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from the Initial Purchaser merely by reason of such purchase.

16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

18. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

19. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

20. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

21. Sophisticated Parties. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in each Offering Circular (and any amendments and supplements thereto).

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CASUAL MALE RETAIL GROUP, INC.

By:
Name:
Title:

Accepted as of the date hereof

THOMAS WEISEL PARTNERS LLC

By:	Thomas Weisel Partners LLC

By:
Name:
Title:

SCHEDULE A

Initial Purchaser	Number of Firm Securities To Be Purchased
Thomas Weisel Partners LLC	$85,000,000

SA-1

SCHEDULE B

Schedule of Indebtedness

1. Third Amended and Restated Loan and Security Agreement (as amended to date of the opinion, the “Credit Facility”) among Fleet Retail Finance Inc. (in such capacity, the “Administrative Agent”), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as Administrative Agent for the ratable benefit of (i) the Collateral Agent, (ii) the “Revolving Credit Lenders” who are the financial institutions identified on the signature pages of the Credit Facility and any person who becomes a “Revolving Credit Lender” in accordance with the provisions of Article 17.1 of the Credit Facility and (iii) the Tranche B Lender, and Fleet Retail Finance Inc. (in such capacity, the “Collateral Agent”), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as Collateral Agent for the ratable benefit of (i) the Administrative Agent, (ii) the Revolving Credit Lenders and (iii) the Tranche B Lender, and The Revolving Credit Lenders; and Back Bay Capital Funding LLC (in such capacity, with any successor or assign, the “Tranche B Lender”), a limited liability company with offices at 40 Broad Street, Boston, Massachusetts 02109, and Designs, Inc., a Delaware corporation with its principal executive offices at 66 B Street, Needham, Massachusetts 02194 as agent for the persons named on Exhibit 1.0 (A) annexed to the Credit Facility.

2. Note Agreement, dated as of April 26, 2002, and amended and restated as of May 14, 2002, among Designs, Inc., a Delaware corporation, certain subsidiaries of Designs, Inc. and the purchasers identified on the signature pages thereto.

3. The Company’s 12% Senior Subordinated Notes due 2007.

4. The Company’s 5% Subordinated Notes due 2007.

5. Note Agreement, dated as of July 2, 2003, among the Company, certain subsidiaries of the Company and the initial purchasers identified on the signature pages thereto.

6. The Company’s 12% Senior Subordinated Notes due 2010.

7. Mortgage Loan from LaSalle Bank National Association, as Trustee under that certain Pooling and Servicing Agreement dated as of June 1, 1997, for Certificateholders of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1997-1 as successor in interest to The Chase Manhattan Bank, a New York banking corporation (“Chase”) to JBAK Canton Realty, Inc. a Massachusetts corporation (“JBAK”).

8. Promissory Note dated December 30, 1996 in the original principal amount of Fifteen Million Five Hundred Thousand Dollars ($15,500,000) made by JBAK to Chase.

9. Mortgage and Security Agreement from JBAK to Chase, dated as of December 30, 1996, and filled with the Norfolk County Registry District of the Land Court as Document No. 753737.

SB-1

EXHIBIT A

Form of Legal Opinion of Arlene Feldman

(i)	The Company has been duly incorporated and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ii)	Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Offering Circular and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(iii)	All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except the shares of capital stock of each subsidiary of the Company, which are pledged to Fleet Retail Finance, Inc. under the Company’s existing credit facility.

(iv)	To such counsel’s knowledge, neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or bylaws or in breach of or default under any agreement or other instrument filed as an exhibit to any report filed with the Commission included or incorporated by reference in the Final Offering Circular or under the Mortgage Loan from LaSalle Bank National Association and the lenders thereto, dated as of June 1, 1997 (the “Mortgage Loan”) and the Promissory Note and Mortgage and Security Agreement related to the Mortgage Loan (each, a “Material Agreement”), except such violations, breaches or defaults which would not reasonably be expected as to legal matters to materially and adversely affect the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities and the performance by the Company of its obligations thereunder.

(v)

The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities do not result in the violation of (i) any applicable law of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware (the “DGCL”) or the Federal laws of the United States, (ii) the Company’s Certificate of Incorporation or Bylaws or (iii) to such counsel’s knowledge, any judgment, order or decree of any court or governmental body or agency of the Commonwealth of Massachusetts, the State of Delaware (under the DGCL) or of the United States having jurisdiction over the Company or any subsidiary, nor will such action conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Material Agreement.

(vi)	To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened in writing to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings summarized in all material respects in the Final Offering Circular and proceedings which such counsel believes are not likely as to legal matters to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Final Offering Circular.

(vii)	The statements in the Final Offering Circular under the caption “Related Party Transactions” and in “Item 3 - Legal Proceedings” of the Company’s most recent annual report on Form 10-K, in “Part 2, Item I - Legal Proceedings” of any quarterly report on Form 10-Q and in “Item 5 - Other Events” of any current report on Form 8-K included or incorporated by reference in the Final Offering Circular, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, are accurate and fairly summarize in all material respects the matters referred to therein, as of the date of such statements.

(viii)	Each document incorporated by reference into the Final Offering Circular (except for financial statements, the notes thereto and related schedules and other financial or accounting data as to which such counsel need not express any opinion) complied when so filed with the Securities and Exchange Commission (the “Commission”) as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

Such opinion shall also contain a statement to the effect that, although such counsel has not undertaken to determine independently the accuracy and completeness of the statements contained in the Final Offering Circular, such counsel has obtained information as a result of discussions and meetings with officers and other representatives of the Company and its subsidiaries and discussions with representatives of and independent public accountants of the Company, in connection with the preparation of the Final Offering Circular, and the examination of other information and documents requested by such counsel; and although such counsel has not undertaken to determine independently, and therefore, such counsel does not assume responsibility, explicitly or implicitly, for the accuracy and completeness of the statements contained in the Final Offering Circular, and cannot provide assurance that the procedures described in the preceding clause would necessarily reveal matters of significance with respect to the following comments, during the course of the above-described procedures, nothing has come to such counsel’s attention that would lead such counsel to believe that the Final Offering Circular, at its date or the Closing Date, included or includes, as the case may be, any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express a view with respect to financial statements, the notes thereto and related schedules and other financial or accounting data included in or omitted from the Final Offering Circular).

EXHIBIT B

FORM OF LEGAL OPINION OF KRAMER LEVIN NAFTALIS & FRANKEL LLP

(i)	The Company is validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation. The Company has the corporate power to own its property and to conduct its business as described in the Final Offering Circular

(ii)	The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Final Offering Circular.

(iii)	The Securities have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms. The Securities and the Indenture conform to the descriptions thereof contained in the Final Offering Circular.

(iv)	The Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights under the Company’s Certificate of Incorporation or Bylaws or the General Corporation Law of the State of Delaware (the “DGCL”).

(v)	The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(vi)	The Indenture has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(vii)	The Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(viii)	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities do not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement listed on Schedule I to this Exhibit B.

(ix)	No consent, approval, authorization or order of, or qualification with, any United States federal or New York court, governmental body or agency or under the DGCL is required for the issue and sale of the Securities and the issuance of the Underlying Securities or the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities or the issuance of the Underlying Securities (as to which we express no opinion) and by federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement.

(x)	The statements in the Final Offering Circular under the captions “Description of Notes,” “Description of Capital Stock,” “Plan of Distribution” and “Transfer Restrictions,” in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, are accurate and fairly summarize in all material respects the matters referred to therein.

(xi)	The statements in the Final Offering Circular under the caption “Material United States Federal Tax Considerations,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

(xii)	The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Offering Circular, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xiii)

Assuming (i) the representations of the Initial Purchaser in Section 6 of the Purchase Agreement and of the Company in Sections 1.24, 1.25, 1.26, and 1.27 of the Purchase Agreement are true, correct and complete, (ii) compliance by the Initial Purchaser and the Company with their respective covenants set forth in Sections 4.6, 4.7, 4.10 and 4.11 of the Purchase Agreement, (iii) the compliance of the Initial Purchaser with the offering and the transfer procedures and restrictions described in the Final Offering Circular, and (iv) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Final Offering Circular by purchasers to whom the Initial Purchaser initially resells the Securities, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser pursuant to the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchaser in accordance with Section 6 of the Purchase Agreement to register the Securities under the Securities Act of 1933, as amended or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Security or Underlying Security.

Such opinion shall also contain a statement to the effect that, although such counsel has not undertaken to determine independently the accuracy and completeness of the statements contained in the Final Offering Circular, such counsel has obtained information as a result of discussions and meetings with officers and other representatives of the Company and its subsidiaries and discussions with representatives of and independent public accountants of the Company, in connection with the preparation of the Final Offering Circular, and the examination of other information and documents requested by such counsel; and although such counsel has not undertaken to determine independently, and therefore, such counsel does not assume responsibility, explicitly or implicitly, for the accuracy and completeness of the statements contained in the Final Offering Circular, and cannot provide assurance that the procedures described in the preceding clause would necessarily reveal matters of significance with respect to the following comments, during the course of the above-described procedures, nothing has come to such counsel’s attention that would lead such counsel to believe that the Final Offering Circular, at its date or the Closing Date, included or includes, as the case may be, any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express a view with respect to financial statements, the notes thereto and related schedules and other financial or accounting data included in or omitted from the Final Offering Circular).

The above opinion is subject to and limited by the following:

The opinion set forth in paragraphs (iii), (vi) and (vii) is qualified (A) by the effects of applicable laws relating to bankruptcy, insolvency, and other similar laws relating to or affecting the rights and remedies of creditors generally, (B) with respect to the remedies of specific performance and injunctive and other forms of equitable relief, by the availability of equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (C) by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

With respect to the opinion expressed in paragraphs (iii), (vi) and (vii), such counsel has assumed that (A) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, and (B) the Registration Rights Agreement has been duly authorized, executed and delivered by the Initial Purchaser and constitutes the valid and binding obligation of the Initial Purchaser, enforceable against the Initial Purchaser in accordance with its terms.

Such counsel expresses no opinion as to the validity, binding effect or enforceability of (i) provisions relating to severability, indemnity, contribution, set off, delay or omission of enforcement of rights or remedies, (ii) provisions relating to consent to jurisdiction or choice of forum, or (iii) any provision if and to the extent that such provision provides a remedy for breach that may be deemed to be disproportionate to actual damages or may be deemed to be a penalty (other than with respect to additional interest under the Registration Rights Agreement).

The opinion set forth in paragraph (xi) herein is based on relevant provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, court decisions and administrative determinations as currently in effect, all of which are subject to change, prospectively or retrospectively, at any time. No ruling has been (or will be) sought from the Internal Revenue Service (the “IRS”) by the Company as to the United States federal tax consequences relating to the Securities. Such opinion is not binding on the IRS or any court, and there can be no assurance that the IRS or a court of competent jurisdiction will not disagree with such opinion. Such opinion is limited to the United States federal tax matters addressed therein, and no other opinions are rendered with respect to other federal tax or other matters or to any issues arising under the tax laws of any other country or any state or locality.

Such counsel expresses no opinion with respect to any matters which require such counsel to perform a mathematical calculation or make a financial or accounting determination.

Such counsel expresses no opinion as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. Without limiting the foregoing, and except with respect to the opinion expressed in paragraphs (xii) and (xiv), such counsel expresses no opinion with respect to Federal or state securities laws.

As used in the opinion, “knowledge” shall mean the current, actual knowledge, without independent investigation or verification, of those attorneys who are currently members or associates of, or counsel to, the firm who have directly participated in this engagement or who regularly perform work for the Company.

SCHEDULE I TO EXHIBIT A

1. Third Amended and Restated Loan and Security Agreement (as amended to date of the opinion, the “Credit Facility”) among Fleet Retail Finance Inc. (in such capacity, the “Administrative Agent”), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as Administrative Agent for the ratable benefit of (i) the Collateral Agent, (ii) the “Revolving Credit Lenders” who are the financial institutions identified on the signature pages of the Credit Facility and any person who becomes a “Revolving Credit Lender” in accordance with the provisions of Article 17.1 of the Credit Facility and (iii) the Tranche B Lender, and Fleet Retail Finance Inc. (in such capacity, the “Collateral Agent”), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as Collateral Agent for the ratable benefit of (i) the Administrative Agent, (ii) the Revolving Credit Lenders and (iii) the Tranche B Lender, and The Revolving Credit Lenders; and Back Bay Capital Funding LLC (in such capacity, with any successor or assign, the “Tranche B Lender”), a limited liability company with offices at 40 Broad Street, Boston, Massachusetts 02109, and Designs, Inc., a Delaware corporation with its principal executive offices at 66 B Street, Needham, Massachusetts 02194 as agent for the persons named on Exhibit 1.0 (A) annexed to the Credit Facility.

2. Note Agreement, dated as of April 26, 2002, and amended and restated as of May 14, 2002, among Designs, Inc., a Delaware corporation, certain subsidiaries of Designs, Inc. and the purchasers identified on the signature pages thereto.

3. The Company’s 12% Senior Subordinated Notes due 2007.

4. The Company’s 5% Subordinated Notes due 2007.

5. Note Agreement, dated as of July 2, 2003, among the Company, certain subsidiaries of the Company and the initial purchasers identified on the signature pages thereto.

6. The Company’s 12% Senior Subordinated Notes due 2010.

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

November 12, 2003

Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, California 94104

Re:	Lock-Up Agreement (the “Agreement”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Casual Male Retail Group, Inc., a Delaware (the “Company”), or securities convertible into or exchangeable or exercisable for Common Stock. The undersigned understands that you propose to enter into a Purchase Agreement with the Company providing for an offering (the “Offering”) of $85,000,000 principal amount of 5% Convertible Senior Subordinated Notes due 2024 of the Company (the “Securities”). The Securities will be convertible into shares of Common Stock. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

To induce you to continue your efforts in connection with the Offering, the undersigned hereby agrees that, without your prior written consent (which consent may be withheld in its sole discretion), it will not, during the period commencing on the date hereof and ending 90 days after the date of the final offering circular relating to the Offering (the “Final Offering Circular”), (1) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without your prior written consent (which consent may be withheld in its sole discretion), it will not, during the period commencing on the date hereof and ending 90 days after the date of the Final Offering Circular, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. With respect to the Offering, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock or other securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

C-1

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Common Stock even if such Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock.

Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

The undersigned understands that whether or not the Offering actually occurs depends on a number of factors, including stock market conditions. The Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation among the Company and you.

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Very truly yours,

(Name)

(Address)

C-2